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                                                                     EXHIBIT 3.1

                             AMENDED AND RESTATED
                         CERTIFICATE OF INCORPORATION

                     KEY CONSUMER ACCEPTANCE CORPORATION


This Amended and Restated Certificate of Incorporation was duly adopted in accordance with Title 8, Section 245 of the Delaware General Corporation law. The original Certificate of Incorporation was filed with the Delaware Secretary of State's office on September 12, 1996.

1) The name of the corporation is Key Consumer Acceptance Corporation.

2) The address of its registered office in the State of Delaware is:
   Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

3) The nature of the business or purposes to be conducted or promoted by the Corporation is to engage exclusively in the following business and financial activities:

   a) to purchase or otherwise acquire from certain direct and indirect subsidiaries of KeyCorp (collectively, the "AFFILIATE SELLERS") or trusts formed by one or more Affiliate Seller (the "AFFILIATE TRUSTS"), and to hold, sell, transfer or pledge or otherwise exercise ownership rights with respect to (i) motor vehicle retail installment sale contracts and motor vehicle loans and leases, whether such contracts, and loans or leases constitute accounts, chattel paper, instruments or general intangibles, and including rights to payment of any interest, finance charges or fees and any other rights with respect thereto (the "RECEIVABLES"), (ii) security interests in the vehicles financed by the Receivables (the "FINANCED VEHICLES") and any accessions thereto; (iii) the rights to proceeds with respect to the Receivables from claims on certain insurance policies covering the Financed Vehicles and any rights of an Affiliate Seller or Affiliate Trust in any rebates of premiums and other amounts relating to certain insurance policies and other items financed under the Receivables; (iv) any property that shall have secured a Receivable; (v) any rights of an Affiliate Seller with respect to any agreement under which such Affiliate Seller has acquired Receivables originated by or through a motor vehicle dealer; (vi) any rights of an Affiliate Seller or Affiliate Trust in any documents or instruments relating to the Receivables; and (vii) any and all proceeds of the foregoing (the property described in clauses (ii) through (vii) above being called "RELATED ASSETS");

   b) to enter into any agreement providing for the sale, transfer or pledge of the Receivables and Related Assets and to issue and sell one or more
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       series of bonds, notes, certificates or other securities secured primarily by or evidencing beneficial ownership interests in the Receivables and Related Assets;

   (c) to use the proceeds of the sale of bonds, notes, certificates or other securities or the proceeds of the sale of the Receivables and Related Assets to acquire Receivables and Related Assets;

   (d) to act as settlor or depositor of trusts or other entities (a
       "TRUST") formed to issue bonds, notes, certificates or other securities secured by or evidencing beneficial ownership interests in the Receivables and Related Assets;

   (e) to acquire, own, hold, transfer, assign, pledge and otherwise deal with books, notes, certificates and other securities issued by a Trust or pursuant to an indenture or similar agreement to which such a Trust is a party;

   (f) for federal, state or local tax purposes, to serve as general partner of any Trust;

   (g) to enter into any agreement relating to any Receivables or Related Assets that provides for the administration, service and collection of amounts due on such Receivables and Related Assets;

   (h) to establish any reserve account, spread account or other credit enhancement for the benefit of any bond, note, certificate or other security issued by any Trust or under any related indenture and to otherwise invest any proceeds from Receivables and Related Assets and any other income as determined by the Company's board of directors;

   (i) to issue capital stock as provided for herein; and

   (j) to engage in any lawful act or activity and to exercise any powers permitting to corporations organized under the General Corporation Law of the State of Delaware that are incidental to and necessary, suitable or convenient for the accomplishment of the purposes specified in CLAUSES (a) through (i) above.

4) The total number of shares of stock which the Corporation shall have authority to issue is One Thousand Five Hundred (1500) common shares ("Common Stock"); all of such shares shall be without par value.

5) The Board of Directors shall consist of such number of members (not less, however, than three or, when all of the shares of the Corporation are owned of record by one or two shareholders, not less than the number of shareholders) as the Board of Directors may determine. Unless so determined by the Board of Directors, the number shall be three. Whichever the Board of Directors shall



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       have so determined the number, that number shall be deemed the authorized number of members of the Board of Directors until the number shall again be changed by the Board of Directors. However many members are authorized, at least one (1) member shall be an "Independent Director". An "Independent Director" is an individual who is not, and shall not have been at any time during the preceding five years, a director, officer, employee or affiliate of KeyCorp or any of its subsidiaries or affiliates.

  6) The Corporation shall not, without the affirmative vote of 100% of the members of the Board of Directors (including all Independent Directors), which vote of each such director shall be in writing and given prior to such action: (a) make an assignment for the benefit of creditors, file a petition in bankruptcy, petition or apply to any tribunal for the appointment of a custodian, receiver of any trustee for it or for a substantial part of its property, commence any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereinafter in effect, consent or acquiesce in the filing of any receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Corporation or any substantial part of its property, or admit its inability to pay its debts generally as they become due or authorize any of the foregoing to be done or taken on behalf of the Corporation; or (b) be a party to any merger or consolidation or sell, transfer, assign, convey, or lease any substantial part of the assets of the Corporation, or directly or indirectly purchase or otherwise acquire all or substantially all of the assets or any stock of any class of any corporation, partnership, joint venture or any other entity; or (c) dissolve or liquidate, in whole or part. The Corporation shall not: (i) engage in any other business or activities other than as permitted herein; or (ii) incur any indebtedness or assume or guaranty any indebtedness of any other entity other than in connection with the acquisition or transfer of Receivables and Related Assets or the issuance and sale of securities secured by or evidencing beneficial ownership interests in Receivables and Related Assets, or other activity set forth in Paragraph 3 hereof or incidental to and necessary, suitable or convenient for the accomplishment of the foregoing.


  7)  The Corporation shall conduct its affairs in the following manner:
      (i) the Corporation's funds and other assets will be identifiable and will not be commingled with those of any direct or ultimate parent of the Corporation or any subsidiary or affiliate of any such parent (except for incidental commingling in the case of any misdirected payment of a Receivable, in which case such commingled funds shall be identified and separated as soon as practicable after the receipt of such payment);
      (ii) the Corporation will maintain separate bank



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   accounts, corporate records, books of accounts and business functions
   (including separate stationery and separate principal office) from those of any direct or ultimate parent of the Corporation or any subsidiary or affiliate of any such parent; and (iii) the Corporation will pay from its funds and assets all obligations and indebtedness incurred by it.

8) Without: (a) the affirmative vote of 100% of the members of the Board of Directors, including, without limitation, the affirmative vote of each Independent Director, as defined herein, and (b) the affirmative vote of the holders of 100% of the number of shares of the Common Stock outstanding, the Corporation shall not amend either this Paragraph 8, Paragraph 5, Paragraph 6 or Paragraph 7 of this Certificate of Incorporation.


Dated this 19th day of February, 1997.


(CORPORATE SEAL)                      /s/ Richard Hawrylak
                                      -------------------------
                                          Richard Hawrylak
                                          Assistant Secretary
                                          Key Consumer Acceptance Corporation